SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 28, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that it will participate in the UBS Warburg Global Healthcare Services Conference scheduled for 3:00 p.m. EST on February 3, 2003 at the Plaza Hotel in New York City.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated January 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: January 28, 2003	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-Vision Inc. to Present at UBS Warburg Global Healthcare Services Conference

February 3, 3:00 p.m. EST

CINCINNATI, January 28, 2003 -- LCA-Vision Inc. (NASDAQ NM:LCAV), a leading developer and operator of free-standing laser refractive surgery centers, announced today that it will participate in the UBS Warburg Global Healthcare Services Conference.  The presentation, which is scheduled for 3:00pm EST on February 3, 2003, is being held at the Plaza Hotel in New York City.

The audio portion of the presentation will be available live and by replay at www.ubswarburg.com.  Find the conference’s link on the lower right-hand side of the page and click on the link.  Follow the link for web casts under the Global Healthcare Services Conference heading.

LCA-Vision Inc. currently owns and operates 33 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s website.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at 1-800-LasikPlus (1-800-527-4575).

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